EXHIBIT 99.1

Anika Reports Fourth Quarter and Year-End Fiscal 2022 Financial Results

Delivered Fourth Quarter Revenue Growth of 11% and Full Year 2022 Revenue Growth of 6%

Completed First Surgeries and Initiated Limited Market Release of New RevoMotion™ Reverse Shoulder Arthroplasty System

Commenced Full Market Release of X-Twist™ Fixation System in Sports Medicine

Hyalofast®, Anika’s Off-the-Shelf Single-Stage Cartilage Repair Product, Designated as a Breakthrough Device by FDA; Pivotal Phase III Clinical Trial Approaching Full Enrollment, with 199 Enrolled out of 200

Engaging with FDA Regarding Next Steps for Regulatory Approval of Cingal®, Anika’s Next Generation, Non-Opioid, Single-Injection Product to Treat Short and Long-Term OA Pain

BEDFORD, Mass., March 06, 2023 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Summary

  Revenue in the fourth quarter of 2022 was $39.6 million, up 11% compared with $35.8 million in the fourth quarter of 2021.
    Osteoarthritis (OA) Pain Management1 revenue of $23.7 million, up 20%
    Joint Preservation and Restoration revenue of $14.3 million, up 8%
    Non-Orthopedic1 revenue of $1.5 million, down 46%
  Gross margin was 61%, including $1.6 million of non-cash acquisition-related expenses and $0.6 million of product rationalization charges; Adjusted gross margin2 was 66%.
  Net loss was ($4.9) million, or ($0.34) per share, compared to net loss of ($5.8) million, or ($0.40) per share, in the prior year period. Adjusted net loss2 was ($3.0) million, or ($0.21) per share, compared to adjusted net loss2 of ($3.2) million, or ($0.23) per share, in the prior year period.
  Adjusted EBITDA2 was $1.4 million, compared to adjusted EBITDA2 of ($0.2) million in the fourth quarter of 2021.
  Operating cash flow was $0.5 million; quarter ending cash balance was $86.3 million with no outstanding debt.

Full Year 2022 Financial Summary

  Revenue for fiscal 2022 increased 6% to $156.2 million, compared with $147.8 million in 2021
    OA Pain Management1 revenue of $97.9 million, up 9%
    Joint Preservation and Restoration of $50.4 million, up 4%
    Non-Orthopedic1 revenue of $7.9 million, down 18%
  Gross margin was 60%, reflecting $6.2 million of non-cash acquisition-related expenses and $3.2 million of product rationalization charges. Adjusted gross margin2, excluding these charges, was 66%.
  Net loss was ($14.9) million, or ($1.02) per share, compared to net income of $4.1 million, or $0.28 per diluted share, in 2021. Net income in 2021 was favorably impacted from a reduction in the fair value of contingent consideration of $17.0 million, net of tax, or $1.16 per diluted share. Adjusted net loss2 for the year was ($7.1) million, or ($0.49) per share, compared to adjusted net loss of ($0.4) million, or ($0.02) per share in 2021.
  Adjusted EBITDA2 was $12.6 million, compared to $16.4 million in 2021
  Operating cash flow was $4.4 million

1 OA Pain Management was previously referred to as Joint Pain Management; Non-Orthopedic was previously referred to as Other.
2 See description of non-GAAP financial information contained in this release.

“We delivered strong operational and financial performance in the fourth quarter, building momentum for Anika’s multi-year growth strategy,” said Cheryl R. Blanchard, Ph.D., Anika’s President and CEO. “We continued to benefit from the strength of our market-leading OA Pain Management business, which enabled investment in the new products we have launched across regenerative, sports medicine and joint solutions. These products target the shoulder and rotator cuff, the largest and fastest growing segments of the joint preservation market, and we are seeing strong demand and potential across the portfolio. We enter Anika’s 31st year with a healthy balance sheet and a robust and growing product portfolio, underpinning our confidence that Anika is poised to accelerate growth and value creation.”

Fiscal 2022 and Recent Business Highlights

  Leadership in OA Pain Management Market
    #1 U.S. market share position for 2022 in OA Pain Management with single-injection Monovisc® and multi-injection Orthovisc®. In August 2022, DePuy Mitek extended our license and supply agreement for Orthovisc for another 5-year term through December 2028.
    Outside the U.S., in addition to Monovisc and Orthovisc, Anika is also driving above-market growth with its next generation, non-opioid, single-injection product, Cingal, to treat short and long-term OA pain, sold in over 35 countries.
  Building a Best-in-Class Portfolio of Joint Preservation and Restoration Solutions
    Initiated limited market release of new RevoMotion Reverse Shoulder Arthroplasty system with first surgeries performed in Q1 2023. RevoMotion’s differentiated bone preserving design expands Anika’s shoulder arthroplasty portfolio in the over $800 million U.S. reverse shoulder market and offers the industry’s smallest diameter threaded glenoid baseplate.
    Commenced full market launch of X-Twist Fixation System, Anika’s cornerstone suture anchor system, in early 2023 following successful limited launch in the second half of 2022. X-Twist is a key addition to Anika’s portfolio and is uniquely positioned to address the needs of surgeons performing high volume soft tissue repair procedures such as rotator cuff repair and ankle stabilization surgeries.
    Continued accelerated growth of Tactoset®, Anika’s regenerative solution for insufficiency fractures and soft tissue hardware augmentation, with revenue up 28% in 2022 and multiple planned 510(k)s targeting further expansion.
    Submitted multiple 510(k)s for a new innovative HA-based regenerative rotator cuff system, which will further build upon Anika's growing and differentiated shoulder portfolio.
  Advancing Cingal Towards U.S. Regulatory Approval
    Announced that Cingal, Anika’s next generation, non-opioid, single-injection HA-based product combined with fast-acting steroid, successfully achieved its primary endpoint in a third Phase III clinical trial, Cingal 19-01, which demonstrated the superiority of Cingal over steroid alone, for OA pain relief at 26 weeks.
    Together with previous studies, Cingal has shown superiority over each of its active ingredients and placebo, consistently demonstrating strong and durable pain relief in OA patients.
    Engaging with the FDA regarding next steps for U.S. regulatory approval and exploring the potential to advance Cingal through commercial partnerships in the U.S. and select Asian markets.
  Ramping Up Medical Education Activities
    Held multiple medical education events with more than 450 U.S. surgeons trained in-person in 2022 in addition to other training activities at industry meetings.
  Approaching Full Enrollment for Hyalofast’s Pivotal Phase III Clinical Trial
    Hyalofast has been designated as a Breakthrough Device by the FDA, allowing prioritized interaction and review.
    Approaching full enrollment in pivotal Phase III clinical trial with 199 of 200 subjects enrolled.
    Company expects to be on track to file for a Premarket Approval (PMA) with the FDA in 2025.

Fiscal 2023 Revenue Outlook
The Company expects its overall revenue for fiscal year 2023 to be between $158 million and $163 million, representing growth of 1% to 4% compared to 2022, as growth in OA Pain Management and Joint Preservation and Restoration is offset by lower ancillary Non-Orthopedic revenues*.

Revenue ranges by product family are:

  OA Pain Management of $93.5-$96 million, up 2% to 4%*
  Joint Preservation and Restoration of $55.5-$58 million, up 10% to 15%
  Non-Orthopedic of approximately $9 million, down ~35%*

*Beginning in the first quarter of 2023, revenue from veterinary products historically reported in OA Pain Management will be reported in the Non-Orthopedic product family to provide investors a more accurate representation of the performance of our business. The Company’s growth outlook for 2023 reflects this reclassification for both 2023 and 2022. Veterinary revenue included in OA Pain Management in 2022 was $5.9 million.

Conference Call Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Monday, March 6, 2023, at 5:00 pm ET. The conference call can be accessed by dialing 1-877-407-0792 (toll-free domestic) or 1-201-689-8263 (international) and providing the conference ID number 13735624. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management, Regenerative Solutions, Sports Medicine and Arthrosurface Joint Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, MONOVISC, ORTHOVISC, TACTOSET, X-TWIST, REVOMOTION and the Anika logo are registered trademarks of Anika Therapeutics, Inc. or its subsidiaries. HYALOFAST is a registered trademark of Fidia Farmaceutici S.p.a. and is licensed exclusively to Anika Therapeutics S.r.l.

Non-GAAP Financial Information
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin
Adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets, the impact of inventory fair-value step up associated with our recent acquisitions and non-cash product rationalization charges.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID pandemic, and non-cash product rationalization charges.

Adjusted Net Income (Loss) and Adjusted EPS
Adjusted net income (loss) is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, and the non-cash product rationalization charges. In the context of adjusted net income (loss), the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, and non-cash product rationalization charges. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with recent acquisition transactions, each on a tax effected basis if applicable.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income (loss), adjusted net income (loss) to net income (loss) and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including the final sentence of Dr. Blanchard’s quote, the bullets with respect to the filing of 510(k)s for Tactoset and Anika’s new rotator cuff system, the anticipated meeting with the FDA and potential partnerships regarding Cingal, and the anticipated Hyalofast enrollment and filing of a Pre-Market Approval, all in the section titled Fiscal 2022 and Recent Business Highlights, and the statements made in the section titled Fiscal 2023 Revenue Outlook. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Vice President, Investor Relations, ESG and Corporate Communications
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$39,622	$35,821	$156,236	$147,794
Cost of Revenue	15,491	17,687	62,660	64,851
Gross Profit	24,131	18,134	93,576	82,943

Operating expenses:
Research and development	7,749	6,000	28,182	27,327
Selling, general and administrative	23,049	20,432	84,794	74,096
Change in fair value of contingent consideration	-	825	-	(21,095)
Total operating expenses	30,798	27,257	112,976	80,328
(Loss) income from operations	(6,667)	(9,123)	(19,400)	2,615
Interest and other income (expense), net	276	(47)	654	(188)
(Loss) income before income taxes	(6,391)	(9,170)	(18,746)	2,427
(Benefit from) provision for income taxes	(1,483)	(3,377)	(3,887)	(1,707)
Net (loss) income	$(4,908)	$(5,793)	$(14,859)	$4,134

Net (loss) income per share:
Basic	$(0.34)	$(0.40)	$(1.02)	$0.29
Diluted	$(0.34)	$(0.40)	$(1.02)	$0.28

Weighted average common shares outstanding:
Basic	14,640	14,438	14,561	14,401
Diluted	14,640	14,438	14,561	14,634

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)

	December 31,	December 31,
ASSETS	2022	2021
Current assets:
Cash, cash equivalents and investments	$86,327	$94,386
Accounts receivable, net	34,627	29,843
Inventories, net	39,765	36,010
Prepaid expenses and other current assets	8,828	8,289
Total current assets	169,547	168,528
Property and equipment, net	48,279	47,602
Right-of-use assets	30,696	20,957
Other long-term assets	17,219	20,285
Deferred tax assets	1,449	-
Intangible assets, net	74,599	82,382
Goodwill	7,339	7,781
Total assets	$349,128	$347,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,074	$7,633
Accrued expenses and other current liabilities	18,840	17,847
Contingent consideration	-	4,315
Total current liabilities	27,914	29,795
Other long-term liabilities	398	1,258
Deferred tax liability	6,436	10,157
Lease liabilities	28,817	19,240

Stockholders’ equity:
Common stock, $0.01 par value	146	144
Additional paid-in-capital	81,141	67,081
Accumulated other comprehensive loss	(6,443)	(5,718)
Retained earnings	210,719	225,578
Total stockholders’ equity	285,563	287,085
Total liabilities and stockholders’ equity	$349,128	$347,535

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Gross Profit	$24,131	$18,134	$93,576	$82,943
Product rationalization related charges	563	382	3,199	2,445
Acquisition related intangible asset amortization	1,560	1,562	6,240	6,248
Acquisition related inventory step up	-	221	-	6,465
Adjusted Gross Profit	$26,254	$20,299	$103,015	$98,101

Unadjusted Gross Margin	61%	51%	60%	56%
Adjusted Gross Margin	66%	57%	66%	66%

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(4,908)	$(5,793)	$(14,859)	$4,134
Interest and other expense, net	(276)	47	(654)	188
Benefit from income taxes	(1,483)	(3,377)	(3,887)	(1,707)
Depreciation and amortization	1,880	1,943	7,340	7,169
Stock-based compensation	3,813	3,166	14,315	11,085
Product rationalization	563	382	3,199	2,445
IPR&D impairment	-	600	-	600
Acquisition related intangible asset amortization	1,786	1,787	7,147	7,148
Acquisition related inventory step up	-	221	-	6,465
Change in fair value of contingent consideration	-	825	-	(21,095)
Adjusted EBITDA	$1,375	$(199)	$12,601	$16,432

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(4,908)	$(5,793)	$(14,859)	$4,134
Product rationalization, tax effected	456	311	2,410	1,830
IPR&D impairment, tax effected	-	448	-	448
Acquisition related intangible asset amortization, tax effected	1,446	1,488	5,385	5,386
Acquisition related inventory step up, tax effected	-	184	-	4,810
Change in fair value of contingent consideration, tax effected	-	173	-	(16,979)
Adjusted net (loss) income	$(3,006)	$(3,189)	$(7,063)	$(371)

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Diluted (loss) earnings per share (EPS)	$(0.34)	$(0.40)	$(1.02)	$0.28
Product rationalization, tax effected	0.03	0.02	0.17	0.13
IPR&D impairment, tax effected	-	0.03	-	0.03
Acquisition related intangible asset amortization, tax effected	0.10	0.10	0.36	0.37
Acquisition related inventory step up, tax effected	-	0.01	-	0.33
Change in fair value of contingent consideration, tax effected	-	0.01	-	(1.16)
Adjusted diluted (loss) earnings per share (EPS)	$(0.21)	$(0.23)	$(0.49)	$(0.02)

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2022	2021	$ change	% change	2022	2021	$ change	% change
OA Pain Management	$23,748	$19,713	$4,035	20%	$97,887	$89,503	$8,384	9%
Joint Preservation and Restoration	14,347	13,292	1,055	8%	50,401	48,588	1,813	4%
Non-Orthopedic	1,527	2,816	(1,289)	-46%	7,948	9,703	(1,755)	-18%
Revenue	$39,622	$35,821	$3,801	11%	$156,236	$147,794	$8,442	6%

Note: OA Pain Management revenue for the three months ended December 31, 2022 and 2021, includes veterinary product revenue of $1,297 and $1,512, respectively. OA Pain Management revenue for the twelve months ended December 31, 2022 and 2021, includes veterinary product revenue of $5,903 and $4,419, respectively.